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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.            )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Sport-Haley, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
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	(2)	Form, Schedule or Registration Statement No.:
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF SPORT-HALEY, INC.
to be held March 27, 2003

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Sport-Haley, Inc. will be held at the Company's offices, 4600 E. 48th Avenue, Denver, Colorado 80216 on Thursday, March 27, 2003, at 10:00 a.m., Mountain Time, and thereafter as it may from time to time be adjourned, for the following purposes:

  1.
  To elect five directors to hold office for the term set forth in the accompanying Proxy Statement and until their successors shall have been duly elected and qualified;

  2.
  To ratify the appointment of Hein + Associates LLP as independent certified public accountants for the Company; and

  3.
  To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The board of directors has fixed the close of business on February 13, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting or any adjournment thereof. A complete list of the shareholders entitled to vote at the meeting will be available for inspection at the annual meeting and for a period of ten days prior to the annual meeting at Sport-Haley, Inc., 4600 E. 48th Avenue, Denver, Colorado 80216, during normal business hours.

        A proxy statement which describes the formal business to be conducted at the annual meeting is attached to this Notice.

By Order of the Board of Directors,
February 25, 2003	/s/ PATRICK W. HURLEY
Patrick W. Hurley, Corporate Secretary and Chief Financial Officer

IMPORTANT

        PLEASE MARK, DATE, SIGN, NOTE ANY CHANGE OF ADDRESS AND RETURN THE ENCLOSED PROXY CARD IMMEDIATELY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, WE WILL BE GLAD TO RETURN YOUR PROXY SO THAT YOU MAY VOTE IN PERSON.

SPORT-HALEY, INC.
4600 E. 48TH AVENUE
DENVER, COLORADO 80216

PROXY STATEMENT

Relating to the Annual Meeting
of Shareholders to be held March 27, 2003

GENERAL

        The enclosed proxy is solicited by the Board of Directors of Sport-Haley, Inc.    (hereinafter referred to as the "Company") for use at the annual meeting of shareholders to be held at the offices of Sport-Haley, Inc., 4600 E. 48th Avenue, Denver, Colorado 80216 on Thursday, March 27, 2003, at 10:00 a.m., Mountain Time, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This proxy statement and the form of proxy will be mailed to shareholders on or about February 25, 2003.

        The record date with respect to this solicitation is February 13, 2003. All holders of record of common stock of Sport-Haley, Inc. as of the close of business on that date are entitled to vote at the meeting. As of the record date, the Company had 2,660,485 shares of common stock outstanding, excluding treasury shares. Each share of common stock is entitled to one vote. A majority of the votes entitled to be cast constitutes a quorum. If a quorum exists, action on any matter other than the election of directors will be approved if the votes cast in person or by proxy at the meeting favoring the action exceed the votes cast opposing the action. In the election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election will be elected. Abstentions and broker non-votes are not counted in the calculation of the vote.

        A proxy may be revoked by the shareholder at any time prior to its being voted. If a proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the meeting in accordance with the instructions of the shareholder, unless it is received in such form as to render it invalid. If the proxy is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board of Directors.

        As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are held confidential by the Company. Such documents are available for examination only by the inspectors of election, none of whom is an employee of the Company, and certain employees associated with tabulation of the vote. The identity of the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

        The cost of this solicitation will be borne by the Company. Employees and directors of the Company may solicit proxies but will not receive any additional compensation for such solicitation. Proxies may be solicited personally or by mail, facsimile, telephone or telegraph.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Under the securities laws of the United States, Sport-Haley's directors, its executive officers, and any persons holding more than ten percent of its Common Stock are required to report their initial ownership of Common Stock and other equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and Sport-Haley. Specific due dates for these reports have been established and Sport-Haley is required to disclose in this proxy statement any failure to file, or late filing, of such reports with respect to the period ended June 30, 2002. Based solely on Sport-Haley's review of the reports furnished to Sport-Haley and written representations that no other reports were required during fiscal 2002, Sport-Haley's officers, directors and beneficial owners of more than ten percent of its Common Stock complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Sport-Haley has adopted a policy pursuant to which material transactions between Sport-Haley and its executive officers, directors and principal shareholders (i.e. shareholders owning beneficially 5% or more of the outstanding voting securities of Sport-Haley) shall be submitted to the board of directors for approval by a disinterested majority of the directors voting with respect to the transaction. For this purpose, a transaction is deemed material if such transaction, alone or together with a series of similar transactions during the same fiscal year, involves an amount which exceeds $60,000. No such transactions occurred during the fiscal year ended June 30, 2002.

ANNUAL REPORT

        The Annual Report to Shareholders for the fiscal year ended June 30, 2002 is being sent to all shareholders with this proxy statement. The Annual Report to Shareholders does not form any part of the material for the solicitation of any proxy. The Annual Report to Shareholders contains the Company's Annual Report on Form 10-K for the year ended June 30, 2002, as filed with the Securities and Exchange Commission. Along with the Annual Report, the Company is also sending to shareholders a copy of the Quarterly Report on Form 10-Q for the quarter ended December 31, 2002. Additional copies, without exhibits, are available without charge to any shareholder of the Company upon written request to the corporate Secretary, Sport-Haley, Inc., 4600 E. 48th Avenue, Denver, Colorado 80216. The Company's Form 10-K for the year ended June 30, 2002, with exhibits, and Form 10-Q for the period ended December 31, 2002, with exhibits, can also be accessed online at the website of the Securities and Exchange Commission, www.sec.gov.

SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

        Shareholders who intend to submit proposals for inclusion in the Proxy Statement relating to the fiscal year beginning July 1, 2003 must do so by sending the proposal and supporting statements, if any, to the Company no later than October 22, 2003. Such proposals should be sent to the attention of the Corporate Secretary, Sport-Haley, Inc., 4600 East 48th Avenue, Denver, Colorado 80216.

OTHER MATTERS

        Except for the matters described herein, management does not intend to present any matter for action at the annual meeting and knows of no matter to be presented at such meeting that is a proper subject for action by the shareholders. However, if any other matters should properly come before the annual meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy in accordance with the best judgment of the person or person acting under the proxy.

PROPOSALS TO BE VOTED UPON

I. ELECTION OF DIRECTORS

        Information concerning the five nominees for election as directors is shown below. All nominees are now members of the board of directors. The board of directors knows of no reason why any nominee would be unable to serve as a director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the board of directors may designate or the board of directors may reduce the number of directors to eliminate the vacancy. On January 21, 2003, the board of directors approved a reduction in the number of board members from six to five. If the following nominees are approved, the board will be composed of a majority of independent, outside directors. The reduction of board members and the effect in board composition were approved by the board anticipating the enactment of new SEC or Nasdaq rules which will, when effective, require the board to have a majority of independent, outside members.

Name	Age	Capacities in Which Served
Robert G. Tomlinson	61	Chairman of the Board and Chief Executive Officer(3)
Kevin M. Tomlinson	42	Chief Executive Officer, Executive Vice President-Operations, Chief Operating Officer (4) and Director
Mark J. Stevenson(1)(2)	64	Director
Ronald J. Norick(1)(2)	61	Director
James H. Everest(1)(2)	54	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Robert G. Tomlinson served as Chief Executive Officer until March 18, 2002.

(4)
Kevin M. Tomlinson served as Chief Operating Officer and Executive Vice President-Operations until March 18, 2002, and after that date as Chief Executive Officer.

        Robert G. Tomlinson has served as Chairman of the Board of Sport-Haley since October 1992 and served as Chief Executive Officer from October 1992 until March 2002. From March 1998 until May 2002, he also served as a director of the Subsidiary. Prior to joining Sport-Haley, Mr. Tomlinson was a partner in Tomlinson Enterprises, a real estate investment partnership, and also engaged in management of his personal investment portfolio. Mr. Tomlinson is the father of Kevin Tomlinson, a director and the Chief Executive Officer.

        Kevin M. Tomlinson has served as Chief Executive Officer since March 2002 and as a director since September 1999. Previously, Mr. Tomlinson had served as Vice President of Operations from December 1997 until January 1999, and Chief Operating Officer and Executive Vice President-Operations, from January 1999 until March 2002. From 1992 until joining Sport-Haley, Mr. Tomlinson was employed by Nu-Kote International, Inc., an office products manufacturer and distributor, in capacities including vice president of product marketing, vice president of marketing, vice president of global procurement and vice president of retail sales. Mr. Tomlinson is the son of Robert G. Tomlinson, the Chairman of the Board of Sport-Haley.

        Mark J. Stevenson has been a director of Sport-Haley since November 1993. Mr. Stevenson serves as president and chief executive officer of Zenodata Corporation, a Colorado based financial services software company. Mr. Stevenson held the positions of chairman of the board, president and chief executive officer of Electronic Manufacturing Systems, Longmont, Colorado, a contract manufacturer serving the computer, data storage, telecommunications and medical equipment industries, from June 1, 1994 until that company was merged into E-M-Solutions in January 1999. At that time, Mr. Stevenson was appointed executive chairman and chairman of the board of E-M-Solutions, which was purchased by Sanmina/SCI in November 2001. From 1992 to 1994, Mr. Stevenson served as chairman of the board for Micro Insurance Software, Inc., Boulder, Colorado, a manufacturer of computer software oriented to the insurance industry. Mr. Stevenson currently serves on the Colorado Governor's Commission on Science and Technology and on the Advisory Council of the University of Colorado Center for Entrepreneurship. Mr. Stevenson formerly served as chairman of the American Electronics Association, the nation's largest high technology trade association.

        Ronald J. Norick has been a director of Sport-Haley since November 1993. From April 1987 until April 1998, Mr. Norick served as the elected Mayor of the City of Oklahoma City, Oklahoma. From 1960 to 1992, Mr. Norick served in various capacities, including serving as president from 1981 to 1992, of a closely-held printing company, which was acquired by Reynolds & Reynolds in June 1992. Mr. Norick serves on a number of civic, community, educational, corporate and public boards, commissions and committees. Mr. Norick is a director of Banc First Corporation, a publicly-held corporation based in Oklahoma City, Oklahoma. Mr. Norick also serves as controlling manager of Norick Investments Company LLC, a family-owned limited liability company, which is engaged in investments.

        James H. Everest has been a director of Sport-Haley since November 1993. Mr. Everest has served as president of the Jean I. Everest Foundation, Oklahoma City, Oklahoma, since 1991. The Jean I. Everest Foundation was organized by Mr. Everest's father to conduct charitable activities. Mr. Everest has been the managing partner of Everest Brothers, a general partnership active in oil and gas exploration and development, since 1984. Mr. Everest has also been engaged in managing his personal investments since 1984. Mr. Everest is a member of the Oklahoma Bar Association and the American Bar Association and serves in a number of capacities for various civic and community organizations.

Pending or Threatened Legal Proceedings Involving Officers, Directors and Nominees

        As previously reported, a former shareholder commenced a putative class action lawsuit against Sport-Haley and three of its officers and directors (the "Defendants"). The action, which seeks unspecified damages, alleges that the Defendants violated Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), and Rule 10b-5 promulgated thereunder, by knowingly overstating Sport-Haley's financial results, thereby causing Sport-Haley's stock price to be artificially inflated. The complaint further alleges that the individual Defendants are liable by virtue of being controlling persons of Sport-Haley, pursuant to Section 20(a) of the Exchange Act. The allegations arise out of Sport-Haley's restatements of its financial statements for the fiscal years ended June 30, 1999 and 1998, which Sport-Haley previously reported. The Court appointed a group of investors (the "Plaintiffs"), to act as lead plaintiffs in the action.

        The Defendants believe that the action is without merit and intend to vigorously defend the lawsuit. As previously reported, in December 2001, the Defendants filed a motion to dismiss the action. In February 2002, the Plaintiffs filed their first amended complaint, alleging the same claims. The Defendants moved to dismiss the first amended complaint in February 2002. The Defendants' motion to dismiss is pending before the court. Based upon information that is currently available, management is not able to estimate the amount of damages, if any, that might be awarded to the Plaintiffs and the class if the action were certified by the court as a class action and if the lawsuit were determined in favor of the Plaintiffs.

        As previously reported, the staff of the United States Securities and Exchange Commission (the "Commission") advised Sport-Haley and its Chairman and former Chief Executive Officer, Robert G. Tomlinson, that the staff plans to recommend to the Commission that an enforcement action should be taken against Sport-Haley and Mr. Tomlinson to obtain an injunction prohibiting future violations of certain provisions of the securities laws and possibly other relief. The staff's planned recommendation primarily relates to errors in Sport-Haley's previously issued financial statements that Sport-Haley previously reported when it restated its financial statements for fiscal years 1999 and 1998 and subsequently corrected material financial information for the quarterly periods of fiscal year 2000. Sport-Haley and Mr. Tomlinson provided the staff with written submissions setting forth legal and factual reasons why such an action should not be brought. Sport-Haley and Mr. Tomlinson do not know what action, if any, the staff will ultimately recommend to the Commission. If the staff recommends that the Commission initiate an enforcement action, it is not known whether the Commission will accept the staff's recommendation. Should the Commission bring such an action, Sport-Haley and Mr. Tomlinson intend to vigorously contest it. Based upon the information that is currently available, management does not believe that the impact, if any, of such an enforcement action would have a material adverse effect upon Sport-Haley's financial position.

Committees of the Board

        The Board of Directors has delegated certain of its authority to a Compensation Committee and an Audit Committee. The Compensation Committee is composed of Messrs. Stevenson, Norick and Everest. The Audit Committee is composed of Messrs. Stevenson, Norick and Everest. Each of the members of the Audit Committee qualifies as an "independent director" under the current listing standards of the National Association of Securities Dealers, Inc. No member of either committee is a former or current officer or employee of the Company.

        The primary function of the Compensation Committee is to review and make recommendations to the Board with respect to the compensation, including bonuses, of Sport-Haley's officers and to administer Sport-Haley's Option Plan. See "Compensation Committee Report," below.

        The Board of Directors adopted an Audit Committee Charter effective June 9, 2000, which describes the Audit Committee's roles and responsibilities. The function of the Audit Committee is to review and approve the scope of audit procedures employed and to review and approve the audit reports rendered by Sport-Haley's independent auditors and to approve the audit fee charged by the independent auditors. The Audit Committee reports to the Board of Directors with respect to such matters and recommends the selection of independent auditors.

        The Board of Directors authorized the hiring of a consultant to assist the Audit Committee with the review of financial statements in accordance with recently promulgated regulations of the Securities and Exchange Commission. The consultant attended all of the Audit Committee meetings held during fiscal 2002. In September, 2002, the Audit Committee submitted to the Board of Directors the following report:

Audit Committee Report

        We have reviewed and discussed with management the Company's audited financial statements for the year ended June 30, 2002 (the "Fiscal Year 2002 Financial Statements").

        We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

        Based upon the reviews and discussions referred to above, we recommended to the Board of Directors that the Fiscal Year 2002 Financial Statements be included in the Company's Form 10-K for the year ended June 30, 2002.

        This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of the proxy statement, in connection with the annual meeting, except to the extent that the Company specifically requests that this Report be specifically incorporated by reference.

Date: September 23, 2002
James H. Everest Ronald J. Norick Mark J. Stevenson

Board and Committee Attendance

        In fiscal 2002, the Board of Directors held six formal meetings. Mr. Everest attended four of the six meetings and each other director attended all board meetings held during fiscal 2002. The Compensation Committee held two meetings in fiscal 2002. All of the committee members attended the meetings held during fiscal 2002. The Audit Committee held four formal meetings during fiscal 2002. Mr. Everest attended three meetings and each other committee member attended all of the meetings held during fiscal 2002.

Executive Officers and Key Employees

        Officers are appointed by and serve at the discretion of the Board of Directors. Each of the Company's officers devote full-time to the Company's business and affairs.

        Patrick W. Hurley, age 50, has served as Controller of the Company since October 1999 and as Chief Financial Officer since December 2000. From 1992 until joining the Company, he was employed as Senior Staff Accountant at Saltzman Hamma Nelson Massaro LLP, an accounting firm located in Denver, Colorado.

        Donald W. Jewell, age 51, has served as Senior Vice President of Sport-Haley since February 1, 2001. From 1996 until joining Sport-Haley, Mr. Jewell was the founder, president and director of Jewell Apparel Group, a Canadian distributor of premium and mid-priced men's golf apparel. Mr. Jewell began designing, sourcing and marketing golf apparel in 1993 while serving as the president and chief executive officer of Jewell-Rung, positions that he held from 1980 to 1996.

        Catherine B. Blair, age 51, has served as Vice President of Merchandising/Design since her appointment in May 1996. Ms. Blair has been part of the Company's design team since 1992, and was appointed Director of Design in 1995. Prior to joining Sport-Haley, she was a designer for a golfwear company and also worked as a freelance designer for companies such as Macy's, Bloomingdale's, Ann Taylor and The Gap.

        James A. Saxon, age 47, has served as Vice President—Sales, Special Markets and Brands since June 1, 2001. From August 2000 until joining Sport-Haley, Mr. Saxon was vice president of sales and marketing for American Design Studios, Inc. From July 1998 to August 2000, Mr. Saxon was vice president and chief operating officer for Jewell Apparel Group. From September 1994 to December 1997, Mr. Saxon was the president and chief operating officer for Montecito Sportswear Corporation.

Executive Compensation

        Summary Compensation Table.    The following table sets forth the annual and long-term compensation for services in all capacities to Sport-Haley for the three fiscal years ended June 30, 2002 of Robert G. Tomlinson, Chief Executive Officer until March 2002, Kevin M. Tomlinson, Chief Executive Officer from March 2002 and Chief Operating Officer until March 2002, Robert W. Haley, President, Donald W. Jewell, Senior Vice President, and James A. Saxon, Vice President—Sales, Special Markets and Brands, the only executive officers of Sport-Haley whose total annual salary and bonus exceeded $100,000 during the year ended June 30, 2002 (the "Named Officers").

Long Term Compensation
Awards
Annual Compensation
Name and Principal Position	Fiscal Year			Securities underlying Options/SARs(#)	All Other Compensation
		Salary	Bonus
Robert G. Tomlinson, Chairman of the Board and Chief Executive Officer(3)	2002 2001 2000	$170,000 170,000 176,539	$-0- -0- -0-	$-0- -0- -0-	$2,249 1,301 2,213	(1) (1) (1)
Kevin M. Tomlinson Chief Executive Officer(4) Chief Operating Officer, Executive Vice President-Operations	2002 2001 2000	160,000 140,000 129,885	-0- -0- -0-	-0- -0- -0-	1,941 1,255 1,278	(1) (1) (1)
Robert W. Haley, President	2002 2001 2000	150,000 150,000 155,769	-0- -0- -0-	-0- -0- -0-	999 124 1,000	(1) (2) (1)
Donald W. Jewell, Senior Vice President	2002	100,571	-0-	-0-	937	(1)
James A. Saxon, Vice President—Sales, Special Markets and Brands	2002	130,000	-0-	-0-	937	(1)

(1)
Comprised of contributions by Sport-Haley to the Named Officer's 401(k) plan and term life insurance premiums.

(2)
Comprised solely of term life insurance premiums.

(3)
Robert G. Tomlinson served as Chief Executive Officer until March 18, 2002.

(4)
Kevin M. Tomlinson served as Chief Operating Officer and Executive Vice-President—Operations until March 18, 2002. Mr. Tomlinson was appointed Chief Executive Officer on March 18, 2002.

Option/SAR Grants Table.

        The following table sets forth information concerning grants of stock options to the Named Executive Officers pursuant to the Company's stock option plan during the fiscal year ended June 30, 2002.

Option/SAR Grants in Last Fiscal Year
Individual Grants

Potential Realizable Value at Assumed Annual Rates Of Stock Price Appreciation for Option Term
Number of Securities Underlying Options/SARs Granted (#)
Market Price of Common Stock on Date of Grant
Name		Percent of Total Options/SARs Granted to Employees in the Fiscal Year	Exercise or Base Price ($/Sh)				Expiration Date
								0% ($)	5% ($)	10% ($)
Robert G. Tomlinson	25,000 25,000	6.4 6.4%	$ $	3.00 3.60	$ $	3.00 4.22	7/2/11 2/12/12	0 15,500	47,167 81,848	119,531 183,640
Kevin M. Tomlinson	25,000 50,000	6.4 12.8	$ $	3.00 3.60	$ $	3.00 4.22	7/2/11 2/12/12	0 31,000	47,167 163,697	119,531 367,280
Robert W. Haley	25,000 25,000	6.4 6.4	$ $	3.00 3.60	$ $	3.00 4.22	7/2/11 2/12/12	0 15,500	47,167 81,848	119,531 183,640
James A. Saxon	25,000	6.4		$3.60		$4.22	2/12/12	15,500	81,848	183,640
Donald W. Jewell	25,000 25,000	6.4 6.4	$ $	3.07 3.60	$ $	3.00 4.22	8/1/11 2/12/12	1,750 15,500	50,018 81,848	124,070 183,640

        Fiscal Year-End Options/Option Values Table.    The following table sets forth information on the number of securities and value underlying exercisable and unexercisable options and SARs for the year ended June 30, 2002.

Options/SARs

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End
					Value of Unexercised In-the-Money(1) at Fiscal Year-End($)(2)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert G. Tomlinson	-0-	-0-	46,667	58,333	$12,000	$27,000
Kevin M. Tomlinson	-0-	-0-	61,667	83,333	12,000	30,000
Robert W. Haley	-0-	-0-	36,668	58,333	12,000	27,000
James A. Saxon	-0-	-0-	8,333	41,667	6,000	15,000
Donald W. Jewell	-0-	-0-	8,333	41,667	6,000	15,000

(1)
Options are "in the money" if the fair market value of the underlying securities exceeds the exercise or base price of the option.

(2)
The dollar values are calculated be determining the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise or base price of the options. The closing bid price for the Common Stock was $3.72 on June 28, 2002, the last trading day of the 2002 fiscal year.

        No employee of Sport-Haley receives any additional compensation for his services as a director. During fiscal 2002, non-management directors received no salary for their services as such, but were entitled to receive a fee of $250 per meeting attended. The Board of Directors has also authorized payment of reasonable travel or other out-of-pocket expenses incurred by non-management directors in attending meetings of the Board of Directors. On September 23, 2002, the Board of Directors approved certain increases in the compensation paid to Board members and non-employee members of the Company's Board of Directors and Audit Committee of the Board. Effective July 1, 2002, each non-employee member of the Board shall receive $6,000 per year for attending up to four meetings and $1,000 for each Board meeting attended per year in excess of four meetings. In addition to the above compensation, the Chairman of the Audit Committed shall receive $6,000 per year and each other non-employee Audit Committee member shall receive $4,000 per year for attending up to four Audit Committee meetings. Each non-employee member of the Board and Audit Committee member shall receive and $1,000 for each Board meeting and Audit Committee meeting attended per year in excess of four meetings. The Audit Committee appointed Mark J. Stevenson as the Chairman of the Audit Committee.

        During fiscal 2002, the three non-employee directors were granted 50,000 options each (150,000 total) to purchase the Company's common stock, 25,000 shares each at an exercise price per share of $3.00 and 25,000 shares each at an exercise price per share of $3.60.

        Employment Agreements.    Effective January 1, 1997, Sport-Haley entered into an employment agreement with Mr. Robert G. Tomlinson. On March 18, 2002, Mr. Tomlinson resigned from his position as Chief Executive Officer, but continues to serve as the Chairman of the Board. The agreement requires that he devote his full business time to Sport-Haley as Chief Executive Officer and/or Chairman of the Board at an annual salary of $230,000, as amended, be provided an automobile and such bonuses as awarded by the Board of Directors. The term of the employment agreement extends from January 1, 1997 to December 31, 1999, subject to automatic one (1) year extensions at the end of each year. Mr. Tomlinson has the option to convert the employment agreement to a consulting agreement in the event of a change in control of Sport-Haley or upon his resignation. Subject to the right of Sport-Haley to terminate the consulting agreement for cause, Mr. Tomlinson is entitled to serve as a consultant to Sport-Haley for the duration of the agreement and to continue to receive compensation in the amount of 60% of his annual salary. If Mr. Tomlinson terminates the agreement with "cause" (as defined in the agreement), or Sport-Haley terminates the agreement for other than "cause" (as defined in the agreement), or if there is a change in control of Sport-Haley or if Mr. Tomlinson dies, Mr. Tomlinson or his estate, as applicable, is entitled to receive severance compensation for three years from the date of termination in an amount equal to his annual salary and bonus payments during the preceding 12 months. During the time he is receiving such severance compensation, he is entitled to participate in all employee benefit plans, at Sport-Haley's expense. The change of control provisions and death benefits entitle Mr. Tomlinson or his estate, as applicable, to receive such amount in a lump sum. If Mr. Tomlinson becomes totally disabled during the term of the agreement, his full salary will be continued for one year from the date of disability. If termination is for any reason other than by Sport-Haley with cause, all options previously granted shall become fully vested on the date of termination. The agreement contains a non-competition provision for one-year following termination.

        Effective December 1, 1999, Sport-Haley entered into an employment agreement with Mr. Kevin M. Tomlinson to act as the Company's Chief Operating Officer and Executive Vice-President—Operations. Mr. Tomlinson served in these positions until March 18, 2002, at which time he resigned from these positions and was appointed the Chief Executive Officer of Sport-Haley. During the period applicable, the agreement required that he devote his full business time to Sport-Haley as Chief Operating Officer and Executive Vice President-Operations at an annual salary of $140,000 per year and such bonuses as awarded by the Board of Directors. The term of the employment agreement would have otherwise extended from December 1, 1999 to December 1, 2002, subject to automatic one (1) year extensions at the end of each year. If Sport-Haley terminated the agreement for other than "cause" (as defined in the agreement), Mr. Tomlinson was entitled to receive severance compensation equal to 12 months salary and bonus and incentive payments over the last 12 months. During the time he was receiving any such severance compensation, he would be eligible to participate in all employee benefit plans, at Sport-Haley's expense. If there were a non-negotiated change in control of Sport-Haley, he was entitled to lump sum severance compensation equal to three times his annual salary and bonus payment during the preceding 12 months. If Mr. Tomlinson became disabled during the term of the agreement, his full salary would have been continued for one year from the date of disability. If termination was for any reason other than by Sport-Haley with cause, all options previously granted would have become fully vested on the date of termination. The agreement contained a non-competition provision for one-year following termination.

        Effective March 18, 2002, Sport-Haley entered into an employment agreement with Mr. Kevin Tomlinson to act as the Company's Chief Executive Officer. The agreement requires that he devote his full business time to Sport-Haley as Chief Executive Officer, at an annual salary of $160,000 per year and such bonuses as awarded by the Board of Directors. The term of the employment agreement extends from March 18, 2002 until March 18, 2005, subject to automatic one (1) year extensions at the end of each year. If Sport-Haley terminates the agreement for other than "cause" (as defined in the agreement), Mr. Tomlinson is entitled to receive severance compensation equal to 36 months salary and bonus and incentive payments over the last 12 months, payable monthly over the 36-month period. During the time he is receiving any such severance compensation, he is eligible to participate in all employee benefit plans, at Sport-Haley's expense. If there is a non-negotiated "change in control" (as defined in the agreement) of Sport-Haley, he is entitled to lump sum severance compensation equal to three times his annual salary and bonus payment during the preceding 12 months. In the event of a negotiated change of control, Mr. Tomlinson is not entitled to any severance benefits if, after the change of control has occurred, he continues to serve as Chief Executive Officer and his employment agreement remains in full force and effect, or, he is able to negotiate a satisfactory new employment agreement with the Company. If Mr. Tomlinson becomes disabled during the term of the agreement, his full salary shall be continued for one year from the date of disability. If termination is for any reason other than by Sport-Haley with cause, all options previously granted shall become fully vested on the date of termination. The agreement contains a non-competition provision for one-year following termination.

        Effective January 1, 1997, Sport-Haley entered into an employment agreement with Mr. Robert W. Haley. The agreement requires that he devote his full business time to Sport-Haley as President or Senior Executive Officer at an annual salary of $160,000 and such bonuses as awarded by the Board of Directors. The employment agreement extended through December 31, 1998 and has subsequently automatically renewed for additional one year terms. If Sport-Haley terminates the agreement for other than "cause" (as defined in the agreement), Mr. Haley is entitled to receive severance compensation for one year from the date of termination in an amount equal to his annual salary and bonus payment during the preceding 12 months. If Mr. Haley terminates the agreement with or without cause, Mr. Haley is entitled to receive severance compensation for one year in an amount equal to 60% of his annual salary and bonus payment during the preceding 12 months. During the time he is receiving any such severance compensation, he is eligible to participate in all employee benefit plans, at Sport-Haley's expense. If there is a non-negotiated change in control of Sport-Haley or if Mr. Haley dies, Mr. Haley or his estate, as applicable, is entitled to lump sum severance compensation equal to three times his annual salary and bonus payment during the preceding 12 months. If Mr. Haley becomes disabled during the term of the agreement, his full salary will be continued for one year from the date of disability. If termination is for any reason other than by Sport-Haley with cause, all options previously granted shall become fully vested on the date of termination. The agreement contains a non-competition provision for one year following termination.

        Sport-Haley entered into an employment agreement with Mr. Donald Jewell effective February 1, 2001. The agreement requires that he devote his full business time to Sport-Haley as Senior Vice President at an annual salary of $130,000 and such bonuses as awarded by the Board of Directors. The employment agreement extends from February 1, 2001 through January 1, 2003, subject to automatic one (1) year extensions at the end of each year. If Sport-Haley terminates the agreement for other than "cause" (as defined in the agreement), or if he terminates the agreement for "cause," he is entitled to receive severance compensation equal to twelve months salary and 50% of the last annual bonus. During the time he is receiving any such severance compensation, he would be eligible to participate in all employee benefit plans, at Sport-Haley's expense. If there is a non-negotiated change in control of Sport-Haley, he is entitled to lump sum severance compensation equal to three times his annual salary and bonus payment during the preceding 12 months. In the event of a non-negotiated change in control of the Company, options previously granted to Mr. Jewell would become fully vested and exercisable on the date of termination. In the event of a termination by either party without cause, options previously granted will vest and become exercisable on a pro-rata basis from the date of grant to the date of termination. If Sport-Haley terminates the agreement with cause, no unexercised options will be exercisable. The agreement contains a non-competition agreement for twelve months following termination, provided Mr. Jewell could be released from the non-compete if the agreement were terminated without cause and if he had elected to forego any severance pay.

        Sport-Haley entered into an employment agreement with Mr. James A. Saxon effective June 6, 2001. The agreement requires that he devote his full business time to Sport-Haley as Vice President—Sales, Special Markets and Brands for an annual salary of $130,000 and such bonuses as awarded by the Board of Directors. The employment agreement extends from June 1, 2001 through May 31, 2003, subject to automatic one (1) year extensions at the end of each year. If Sport-Haley terminates the agreement for other than "cause" (as defined in the agreement), or if he terminates the agreement for "cause," he is entitled to receive severance compensation equal to six months salary and 50% of the last annual bonus. During the time he is receiving any such severance compensation, he would be eligible to participate in all employee benefit plans, at Sport-Haley's expense. If there is a non-negotiated change in control of Sport-Haley, he is entitled to lump sum severance compensation equal to three times his annual salary and bonus payment during the preceding 12 months. In the event of a non-negotiated change in control of the Company, options previously granted to Mr. Saxon would become fully vested and exercisable on the date of termination. In the event of a termination by either party without cause, options previously granted and vested must be exercised within three months of termination or such options are extinguished. If Sport-Haley terminates the agreement with cause, no unexercised options will be exercisable.

Stock Option Plan

        Sport-Haley adopted a stock option plan in 1993 (as amended, the "Option Plan"). The Option Plan provides for the granting of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options and stock appreciation rights ("SARs"), up to a maximum number of 2,150,000 shares. Non-qualified options may be granted to employees, directors and consultants of Sport-Haley, while incentive options may be granted only to employees. No options may be granted under the Option Plan subsequent to February 28, 2003.

        The Option Plan is administered by the Compensation Committee of the Board of Directors, which determines the terms and conditions of the options and SARs granted under the Option Plan, including the exercise price, number of shares subject to the option and the exercisability thereof.

        The exercise price of all incentive options granted under the Option Plan must be at least equal to the fair market value of the Common Stock of Sport-Haley on the date of grant. In the case of an optionee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Sport-Haley, the exercise price of incentive options shall be not less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price of all non-qualified stock options granted under the Option Plan shall be determined by the Compensation Committee, but shall not be less than 85% of the fair market value of the Common Stock. The term of all non-qualified stock options granted under the Option Plan may not exceed ten years and the term of all incentive options may not exceed five years. The Option Plan may be amended or terminated by the Board of Directors.

        The Option Plan provides the Board of Directors or the Compensation Committee the discretion to determine when options granted thereunder shall become exercisable and the vesting period of such options. Upon termination of a participant's employment or consulting relationship with Sport-Haley, all unvested options terminate and are no longer exercisable. Vested options shall remain exercisable for a specified period of time following the termination date. The length of such extended exercise period generally ranges from 30 days to one year, depending on the nature and circumstances of the termination.

        The Option Plan provides that, in the event Sport-Haley enters into an agreement providing for the merger of Sport-Haley into another corporation or the sale of substantially all of Sport-Haley's assets, any outstanding unexercised option shall become exercisable at any time prior to the effective date of such agreement. Upon the consummation of a merger or sale of assets, such options shall terminate unless they are assumed or another option is substituted therefor by the successor corporation.

        As of June 30, 2002, a total of 978,958 non qualified and incentive options were outstanding, with exercise prices ranging from $2.50 to $10.625 per share and a weighted average exercise price per share of $4.60.

        On January 17, 2003, the board of directors approved two amendments to the Company's Option Plan. The first amendment conforms the Plan to previous practice and the initial summary of the Plan contained in SEC filings by permitting the granting of non-qualified options to employees, consultants and non-employee directors with exercise prices of not less than 85% of the current fair market value of the underlying common stock. The second amendment makes explicit that the compensation committee may accelerate the vesting of any options granted under the plan. The Company's stock option plan expires by its terms on February 28, 2003. Options granted under the plan prior to that date will remain exercisable according to the terms of their issuance.

401(k) Plan

        In January 1996, Sport-Haley adopted a defined contribution savings plan (the "401(k) Plan") to provide retirement income to employees of Sport-Haley. The 401(k) Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan covers all employees who are at least age 18 and have been employed at least three months. It is funded by voluntary pre-tax contributions from employees up to a maximum amount equal to 15% of annual compensation and through matching contributions by Sport-Haley of $0.25 on the dollar for employee contributions on the first 5% of the employee's annual compensation. Upon leaving Sport-Haley, each participant is 100% vested with respect to the participant's contributions and is vested based on years of service with respect to Sport-Haley's matching contributions. Contributions are invested as directed by the participant in investment funds available under the 401(k) Plan. Full retirement benefits are payable to each participant in a single cash payment or an actuarial equivalent form of annuity on the first day of the month following the participant's retirement.

Compensation Committee Report

        Notwithstanding anything to the contrary set forth in any of the previous filings made by Sport-Haley under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including, but not limited to, this proxy statement, in whole or in part, the following Compensation Committee Report shall not be deemed to be "filed" with the Securities and Exchange Commission nor shall it be incorporated by reference into any such future filings.

        This Compensation Committee Report discusses Sport-Haley's executive compensation policies and the basis for the compensation paid to Sport-Haley's executive officers, including its Chief Executive Officer, during fiscal 2002.

        Compensation Policy.    Sport-Haley's policy with respect to executive compensation has been designed to:

  •
  Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to Sport-Haley in a manner that is commensurate with compensation paid by companies of comparable size or within the golf apparel industry;

  •
  Reward executive officers for the achievement of short-term operating goals and for the enhancement of the long-term value of Sport-Haley; and

  •
  Align the interests of the executive officers with those of Sport-Haley's shareholders.

        The components of compensation paid to certain executive officers consist of (a) base salary, (b) incentive compensation in the form of discretionary annual bonus payments, (c) long-term incentive compensation in the form of awards under Sport-Haley's Option Plan, and (d) various other benefits.

        Base Salary.    For fiscal 2002, the Compensation Committee reviewed the base salaries paid by Sport- Haley to its executive officers under their respective employment agreements. Annual adjustments to base salaries, if any, are determined based upon a number of factors, including Sport-Haley's performance (to the extent such performance can fairly be attributed or related to each executive officer's performance), as well as the value of each executive officer's responsibilities, capabilities and contributions and internal compensation equity considerations. In addition, for fiscal 2002, the Compensation Committee reviewed the base salaries of its executive officers in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Compensation Committee believes that base salaries for Sport-Haley's executive officers have been reasonable in relation to its size and performance in comparison with the compensation paid by similarly sized companies or companies within the golf apparel industry. The Compensation Committee did not increase the base pay of any executive officer in fiscal 2002, except for one officer, who assumed significantly greater responsibilities.

        Incentive Cash Bonus Compensation.    The Compensation Committee feels that a relatively lower level of base salary and relatively higher level of incentive compensation, in the form of bonuses and grants of options, most effectively aligns the interests of management with that of shareholders. It also believes that its policy regarding incentive compensation is similar to policies of other companies of comparable size within the golf apparel industry. The decision on whether to award incentive cash bonus compensation is based on a combination of achievement of business targets and objectives and certain other financial measures which the Compensation Committee feels will dictate, in large part, Sport- Haley's future operating results, and on an officer's responsibilities, capabilities and contribution to Sport-Haley. There is no formal written bonus incentive plan for executive officers', although certain executive officers employment agreements provide that the executive is eligible for a discretionary bonus of up to a specified percentage of his or her base salary. Although all of the executive officers' contributions were noted and commended, the Compensation Committee did not award any incentive cash bonuses to any of the executive officers because it did not believe that such bonuses were merited in view of the continued negative sales and profitability trends of Sport-Haley in fiscal 2002.

        Long-Term Incentive (Option) Compensation.    The Compensation Committee also has authority to select the executive officers and employees who will be granted options and other awards and to determine the timing, pricing and amounts of any such options or awards. As stated above, the Compensation Committee believes that incentive compensation, in the form of bonuses and grants of options, most effectively aligns the interests of management with that of shareholders. In fiscal 2002, the Compensation Committee granted 398,000 options to executives or employees of the Company.

        Other Benefits.    Executive officers are eligible for various benefits, including health and welfare plans generally available to all full-time employees. In addition, the executive officers are eligible to participate in the 401(k) Plan, also generally available to all employees, whereby they may elect to defer part or all of their base and incentive cash compensation, with matching contributions from Sport-Haley. Sport-Haley does not maintain any other plans and arrangements for the benefit of its executive officers except to provide a life insurance policy for the benefit of certain executive officers' named beneficiaries and a vehicle for its Chief Executive Officer. The Compensation Committee believes these benefits are reasonable in relation to the executive compensation practices of other similarly sized companies or companies within the golf apparel industry.

        Tax Considerations.    Beginning in 1994, the Internal Revenue Code limited the federal income tax deductibility of compensation paid to a company's chief executive officer and to each of the four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. A company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as shareholder approval). Considering current compensation plans and policies and the exercise price of currently outstanding stock options held by the executive officers, the Compensation Committee believes that, for the near future, there is little risk that Sport-Haley will lose any significant tax deduction relating to executive compensation. At such time, if any, that the deductibility of executive compensation becomes an issue, modifications to compensation plans and policies will be considered by the Compensation Committee.

        CEO Compensation.    During fiscal 2002, Robert G. Tomlinson served as Chief Executive Officer of the Company until March 18, 2002, at which time he resigned from that position and Kevin M. Tomlinson was appointed Chief Executive Officer. In reviewing the Chairman's and Chief Executive Officer's compensation packages, the Committee pursues the same objectives that apply for other executive officers. The Committee's overall goal is to set the Chairman's and Chief Executive Officer's salaries at a bases comparable to those of persons employed in similar capacities with competitors that are similar in industry size and performance. However, the actual levels approved by the Committee may be higher or lower based upon the Committee's subjective evaluation of the annual and long-term performance of Sport-Haley, the individual performance of the Chairman and Chief Executive Officer, particularly with respect to leadership and strategic vision, and the cash resources and needs of Sport-Haley. The Committee believes that Robert G. Tomlinson has exhibited exemplary leadership as the Chairman and former Chief Executive Officer of Sport-Haley. The Compensation Committee noted that Robert G. Tomlinson previously made a voluntary decision to reduce his base salary and commended that action as a demonstration of his leadership by example. In fiscal 2002, no raises or cash bonuses were awarded to Robert G. Tomlinson. His voluntary reduction in salary continued into fiscal 2002 and he is currently being paid at an annual rate of $170,000, rather than the $230,000 to which he is entitled under his employment agreement. When Kevin M. Tomlinson was appointed Chief Executive Officer effective March 18, 2002, the Compensation Committee considered and reviewed the base salary and benefits paid to him as Chief Operating Officer and recommended an increase in base salary based upon the increase in responsibilities and to reward him for past service to the Company.

        The Compensation Committee believes that the concepts discussed above further the shareholders interests and that officer compensation encourages responsible management of Sport-Haley. The Compensation Committee considers the effect of management compensation on shareholder interests. In the past, the Board of Directors based its review in part on the experience of its own members and on information requested from management personnel. These same factors will be used in the future in determining officer compensation.

        This report was furnished by Mark J. Stevenson, Ronald J. Norick and James H. Everest, all of the members of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

        All of the Compensation Committee members are independent directors of Sport-Haley. None of these members have ever been an officer or employee of Sport-Haley or its former Subsidiary nor have any of them had a relationship which would require disclosure under the "Certain Relationship and Related Transactions" captions of any of Sport-Haley's filings with the Commission during the past three fiscal years.

Performance Graph

        Notwithstanding anything to the contrary set forth in any of the previous filings made by Sport-Haley under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including, but not limited to, this proxy statement, in whole or in part, the following performance graph shall not be deemed to be incorporated by reference into any such future filings.

        Set forth below is a line graph prepared by Media General Financial Services comparing the yearly percentage change in Sport-Haley's cumulative total shareholder return (share price appreciation plus dividends) on Sport-Haley's Common Stock with the cumulative total return of (i) a Nasdaq Market Index and (ii) the stocks of apparel manufacturers having Standard Industrial Classification codes from industry group numbers 231 through 235, which is deemed as a market weighted index of publicly traded peers, for the period from July 1, 1997 through June 30, 2002 (the "Measurement Period"). The graph assumes that $100 is invested in each of Sport-Haley's common stock, the Nasdaq Market Index and the publicly traded peers on July 1, 1997 and that all dividends were reinvested (there were no dividends paid by Sport-Haley during the Measurement Period). Sport-Haley's shareholder return is calculated by dividing (i) the difference between Sport-Haley's share price at July 1, 1997 and each June 30 of the Measurement Period by (ii) the share price at the beginning of the Measurement Period.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG SPORT-HALEY, INC.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON JULY 1, 1997
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING JUNE 30, 2002

	Fiscal Year Ended June 30,
	1997	1998	1999	2000	2001	2002
Sport-Haley, Inc.	100.00	78.36	28.73	24.63	17.91	22.21
Industry Peer Group Index	100.00	118.79	110.13	90.71	113.92	118.70
Nasdaq Market Index	100.00	132.56	185.76	279.51	154.79	104.99

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding beneficial ownership of Sport-Haley's Common Stock as of February 13, 2003 by (i) each person known by Sport-Haley to own beneficially more than 5% of the outstanding Common Stock, (ii) each director or nominee, (iii) each of the Named Officers, and (iii) all executive officers and directors as a group. The information with respect to institutional investors is derived solely from statements filed with the Commission under Section 13(d) of the Securities Exchange Act. Each person has sole voting and sole investment or dispositive power with respect to the shares shown except as noted.

	Shareholdings on February 13, 2003
Name and Address(1)	Number of Shares(2)	Percent of Class(3)
Robert G. Tomlinson(4)	91,666	2.9%
Kevin M. Tomlinson(7)	70,000	2.2
Robert W. Haley(5)	63,282	2.0
Patrick W. Hurley(7)	26,667	*
Donald W. Jewell(7)	16,666	*
James A. Saxon(7)	16,666	*
Catherine Blair(6)	29,167	*
Mark J. Stevenson(7)	41,666	1.3
Ronald J. Norick(8)	152,283	4.8
James H. Everest(9)	131,666	4.1
Catalyst Master Fund, L.P.(10). c/o W.S. Walker & Co. Walker House, Mary Street P.O. Box 265GT George Town, Grand Cayman, Cayman Islands	210,085	6.6
Hillson Partners Limited Partnership(11) 6900 Wisconsin Avenue, Suite 501 Bethesda, Maryland 20815	274,600	8.6
Dimensional Fund Advisors Inc.(12) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	259,500	8.2
Michael W. Cook Asset Management, Inc.(13) d/b/a Cook Mayer Taylor 5170 Sanderlin Avenue, Suite 200 Memphis, Tennessee 38117	523,100	16.5
All directors and executive officers as a group (Ten persons)(14)	574,729	18.1

*
Less than 1%

(1)
Except as noted above, the address for all persons listed is 4600 E. 48th Avenue, Denver, Colorado 80216.

(2)
Ownership includes both outstanding Common Stock and shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after the date hereof.

(3)
All percentages are calculated based on the number of outstanding shares, excluding securities held by or for the account of the Company, plus securities deemed to be outstanding pursuant to Rule 13d-3(d)(1), e.g.,which a person or group has the right to acquire within 60 days of February 13, 2003. As of February 13, 2003, there were 2,660,485 shares of common stock, plus 517,120 options to purchase common stock which were currently vested or would vest within 60 days of February 13, 2003, for a total of 3,177,605 shares deemed to be outstanding.

(4)
Includes 41,666 shares subject to currently exercisable options or options which will become exercisable within 60 days after the date hereof and 15,000 shares of common stock owned of record by Mr. Tomlinson's wife, of which he disclaims beneficial ownership.

(5)
Includes 41,666 shares subject to currently exercisable options or options which will become exercisable within 60 days after the date hereof.

(6)
Includes 26,667 shares subject to currently exercisable options or options which will become exercisable within 60 days after the date hereof.

(7)
Consists solely of shares subject to currently exercisable options or options which will become exercisable within 60 days after the date hereof.

(8)
Includes 41,666 shares subject to currently exercisable options and 110,617 shares owned of record by entities affiliated with Mr. Norick.

(9)
Includes 41,666 shares subject to currently exercisable options or options which will become exercisable within 60 days after the date hereof and 50,000 shares owned by a trust for which Mr. Everest acts as trustee, of which shares Mr. Everest disclaims beneficial ownership.

(10)
Catalyst Master Fund, L.P. has sole voting power and sole dispositive power over 210,085 shares.

(11)
Hillson Partners Limited Partnership has sole voting power and sole dispositive power of 274,600 shares.

(12)
Dimensional Funds Advisors Inc., is an investment advisor company, which, beneficially owns shares owned of record by advisory clients of Dimensional Funds Advisors, Inc.

(13)
Michael W. Cook Asset Management, Inc., has sole voting power and sole dispositive power over 523,100 shares.

(14)
Includes 364,996 shares of Common Stock subject to currently exercisable options. Excludes shares of Common Stock which the officers and directors disclaim beneficial ownership.

        The Board of Directors has unanimously approved and recommends that shareholders vote FOR the director nominees identified above.

II. SELECTION OF AUDITORS

        As previously reported, as of July 13, 2000, at the recommendation of the Audit Committee, the Company terminated the services of its former accountants, Levine, Hughes & Mithuen, Inc. The reports of Levine, Hughes & Mithuen, Inc. on the Company's financial statements for the years ending June 30, 1999 and 1998 did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. At the advice of the Audit Committee, the Company retained the services of Hein + Associates LLP on or about July 13, 2000. During the two years preceding the termination of Levine, Hughes & Mithuen, Inc., there were no disagreements with the Company's former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which would have caused the former accountants to make reference to such disagreements in connection with their report.

        The firm of Hein + Associates, LLP has examined the financial statements of the Company for the period from July 1, 1997 to June 30, 2002. Subject to shareholder approval, Hein + Associates, LLP will serve as the Company's independent auditors for the fiscal year ending June 30, 2003. Representatives of Hein + Associates, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if it is their desire to do so, and will be available to respond to appropriate questions from shareholders.

        Audit Fees.    The aggregate fees billed for audit of Sport-Haley's annual financial statements for fiscal 2002 and reviews of financial statements included in Sport-Haley's Forms 10-Q was $54,857.

        Financial Information Systems Design and Implementation Fees.    Sport-Haley did not engage the former or present principal accountant for services of this nature during fiscal 2002.

        All Other Fees.    The aggregate of all other fees billed by the present principal accountant during fiscal 2002 was $39,402, which consisted primarily of fees and expenses related to tax services, audit of the Company's 401(k) plan and preparation for and testimony before the Securities and Exchange Commission.

        The Audit Committee considers the services provided by Hein + Associates, LLP to be compatible with maintaining Hein + Associates, LLP's independence.

        The Board of Directors recommends a vote FOR ratification of Hein + Associates, LLP as independent auditors for the Company.

SPORT-HALEY, INC.
4600 East 48th Avenue
Denver, CO 80216
(303) 320-8800
www.sporthaley.com

Appendix A

SPORT-HALEY, INC.

Annual Meeting of Shareholders to be held on March 27, 2003

        This proxy is solicited by the Board of Directors of Sport-Haley, Inc.

        KNOW ALL MEN BY THESE PRESENTS: that the undersigned shareholder of Sport-Haley, Inc. (the "Company") hereby constitutes and appoints Robert G. Tomlinson, as attorney and proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated below, all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held March 27, 2003 and at any and all adjournments thereof with respect to the matters set forth below and described in the Notice of Annual Meeting of Shareholders and Proxy Statement dated February 25, 2003, receipt of which is acknowledged.

        The Board of Directors recommend a vote for proposals 1 and 2.

  1.
  To consider and act upon a proposal to elect Messrs. Robert G. Tomlinson, Kevin M. Tomlinson, Mark J. Stevenson, Ronald J. Norick and James H. Everest as directors to hold office for one-year terms or until their successors are elected and qualified.

      ☐ FOR ELECTION OF ALL NOMINEES (Except as shown below)

      ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

      Instructions: To withhold authority to vote for any individual nominee, strike through the nominee's name below:

        Robert G. Tomlinson
        Kevin M. Tomlinson
        Mark J. Stevenson
        Ronald J. Norick
        James H. Everest

  2.
  To ratify the appointment of Hein + Associates LLP as auditors of the Company.

      ☐ FOR RATIFICATION

      ☐ AGAINST RATIFICATION

      ☐ ABSTAIN

  3.
  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

      ☐ AUTHORIZED TO VOTE

      ☐ ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND THE PROXY HOLDER WILL VOTE ON ANY PROPOSAL UNDER ITEM 3 IN HIS DISCRETION AND IN HIS BEST JUDGMENT.

Please mark, date, and sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If this Proxy is not dated, the Proxy will be deemed to bear the date the form was mailed to the shareholder.

Dated:
Signature
Dated:
Signature if held jointly

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF SPORT-HALEY, INC. to be held March 27, 2003
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ANNUAL REPORT
SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING
OTHER MATTERS
PROPOSALS TO BE VOTED UPON I. ELECTION OF DIRECTORS
Option/SAR Grants in Last Fiscal Year Individual Grants
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG SPORT-HALEY, INC., NASDAQ MARKET INDEX AND PEER GROUP INDEX
ASSUMES $100 INVESTED ON JULY 1, 1997 ASSUMES DIVIDEND REINVESTED FISCAL YEAR ENDING JUNE 30, 2002
II. SELECTION OF AUDITORS
  Appendix A